Exhibit 10.8

SMARTKEM, INC.

WAIVER AND AMENDMENT AND TERMINATION AGREEMENT

THIS WAIVER AND TERMINATION AGREEMENT, dated as of March _____, 2026 (this “Waiver and Termination Agreement”), by and between SmartKem, Inc., a Delaware corporation (the “Company”) and the purchaser identified on the signature page hereto (the “Purchaser”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to such term in the Purchase Agreement (as defined below).

RECITALS

WHEREAS, on June 14, 2023, the Company entered into a Securities Purchase Agreement (the “Original Purchase Agreement”) with the purchasers identified on the signature pages thereto (the “Purchasers”);

WHEREAS, the parties have subsequently entered into consents, conversion and/or waiver agreements with respect to the Original Purchase Agreement, dated as of January 26, 2024, March 6, 2024, August 8, 2024, December 17, 2024, and October 13, 2025 (collectively, together with the Original Purchase Agreement “Purchase Agreement”);

WHEREAS, Section 4.12(b) of the Purchase Agreement (the “Variable Rate Transaction Provision”) provides that the Company shall  be prohibited from effecting or entering into an agreement to effect any issuance by the Company or any of its Subsidiaries of Common Stock or Common Stock Equivalents (or a combination of units thereof) involving a Variable Rate Transaction for a period ending on the 18-month anniversary of the Effective Time;

WHEREAS, Section 4.12(c) of the Purchase Agreement (the “Lower Price Issuance Provision”) provides that the Company shall not offer any securities that would result in a Lower Price Issuance for a period ending on the earlier of (i) the 18-month anniversary of the Effective Time or (ii) the date that the Company is Fully Funded;

WHEREAS, on January 30, 2026 the Company entered into a securities purchase agreement (the “January 2026 SPA”) with an institutional investor, pursuant to which the Company agreed to sell to such investor 677,129 shares of the Company’s common stock, par value $0.0001 per share at a purchase price of $0.50 per share and 683,871 pre-funded warrants to purchase 683,871 shares of Common Stock at a purchase price of $0.4999 per pre-funded warrant and an exercise price of $0.0001 per share, which issuance constituted a Lower Priced Issuance under the Purchase Agreement;

WHEREAS, the Company is currently contemplating conducting a registered direct offering (the “Offering” of Common Stock that may result in a Lower Priced Issuance under the Purchase Agreement;

WHEREAS, the Company is contemplating conducting a private placement of preferred stock and/or warrants (the “PIPE Offering”) that may result in a Lower Priced Issuance under the Purchase Agreement;

WHEREAS, the Company and the Purchaser desire to further waive, amend and terminate certain terms of the Purchase Agreement; and

WHEREAS, contemporaneously herewith the Company and certain parties are entering into a Settlement Agreement and Release (the “Settlement Agreement”).

NOW, THEREFORE, IN CONSIDERATION of the mutual covenants, and agreements contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and each Purchaser hereby agree as follows:

1.              Definitions. In addition to the capitalized terms defined elsewhere in this Agreement, for all purposes of this Agreement, capitalized terms shall have the meanings set forth in the Purchase Agreement unless otherwise indicated.

2.              Waiver and Amendment of Dilutive Issuance Provision. The Purchaser hereby agrees to waive compliance with the Lower Priced Issuance with respect to the sale of securities pursuant to the January 2026 SPA, the Offering and the PIPE Offering. In addition, the Company and the Purchaser further agree to amend Section 4.12(c) of the Purchase Agreement so as to change "$2.75" to the lowest price per share at which securities are sold in the Offering or the PIPE Offering.

3.              Termination of Variable Rate Transaction Provision. Subject to, and upon the payment of the Settlement Payment and the consummation of the Patent Assignment (as such terms are defined in the Settlement Agreement) by the Company, the Company and the Purchaser hereby agree to that Section 4.12(b) of the Purchase Agreement (the Variable Rate Transaction provision) shall be terminate and of no further force or effect.

4.              No Implied Consent or Waiver. Except as expressly set forth in this Waiver and Termination Agreement, this Waiver and Termination Agreement shall not, by implication or otherwise, limit, impair, constitute a waiver of or otherwise affect any rights or remedies of the Purchase Agreement or the other Transaction Documents, or alter, modify, amend or in any way affect any of the terms, obligations or covenants contained in the Purchase Agreement or the other Transaction Documents, all of which shall continue in full force and effect. Nothing in this Waiver and Termination Agreement shall be construed to imply any willingness on the part of the Purchaser to agree to or grant any similar or future amendment, consent, waiver or termination of any of the terms and conditions of the Purchase Agreement or the other Transaction Documents.

5.              Amendment. This Waiver and Termination Agreement may not be amended or modified except in the manner specified for an amendment of or modification to the Purchase Agreement.

6.              Governing Law. This Waiver and Termination shall be governed by and construed in accordance with the internal laws of the State of New York, without regard to its principles of conflict of laws.

7.              Counterparts. This Waiver and Termination may be executed in counterparts, each of which when so executed shall be deemed an original, but both of which when taken together shall constitute one and the same instrument.

8.              Independent Nature of each Purchaser’s Obligations and Rights. The obligations of each Purchaser under this Waiver and Termination Agreement are several and not joint with the obligations of any other Purchaser under this Waiver and Termination Agreement and any other Purchaser under any Waiver and Termination Agreement, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser under this Waiver and Termination Agreement or any other Purchaser under any other Waiver and Termination Agreement. Nothing contained in this Waiver and Termination Agreement or any other Waiver and Termination Agreement, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchaser as, and the Company acknowledges that the Purchaser and the other Purchasers do not so constitute, a partnership, an association, a joint venture or any other kind of group or entity, or create a presumption that any Purchaser or other Purchaser is in any way acting in concert or as a group or entity, and the Company acknowledges that the Purchasers and the other Purchasers are not acting in concert or as a group, and the Company shall not assert any such claim, with respect to such obligations or the transactions contemplated by this Waiver and Termination Agreement or the other Waiver and Termination Agreements. The decision of each Purchaser to enter into the transactions contemplated hereby has been made by such Purchaser independently of any other Purchaser or other Purchasers. Each Purchaser acknowledges that no other Purchaser or other Purchaser has acted as agent for such Purchaser. The Company and each Purchaser confirms that such Purchaser has independently participated with the Company and its subsidiaries in the negotiation of the transaction contemplated hereby with the advice of its own counsel and advisors. Each Purchaser shall be entitled to independently protect and enforce its rights, including, without limitation, the rights arising out of this Waiver and Termination Agreement or out of any other Waiver and Termination Agreements, and it shall not be necessary for any other Purchaser or other Purchaser to be joined as an additional party in any proceeding for such purpose.

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IN WITNESS WHEREOF each of the Company and the Purchaser has executed this Waiver and Termination Agreement effective as of the date first written above.

COMPANY:

SmartKem, Inc.

By:
Name:	Ian Jenks
Title:	CEO

PURCHASER:

By:
Name:
Title:

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